Filed Pursuant to Rule 424(b)(3)
                                                   Registration Number 333-39208


PROSPECTUS SUPPLEMENT No. 1
(To Prospectus Dated February 8, 2001)



                       COL CHINA ONLINE INTERNATIONAL INC.


     You should read this prospectus supplement and the related prospectus carefully before you invest.

     In accordance with the prospectus dated February 8, 2001, our Board Of Directors has extended the offering period until the close of business on July 6, 2001.









            The date of this prospectus supplement is April 16, 2001.